EXHIBIT (14)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form N-14 of our reports dated as indicated on the attached Schedule A relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, certain of the Funds constituting Eaton Vance Investment Trust (the “Trust”), appearing in the Annual Reports on Form N-CSR for the Trust for the year ended as indicated on the attached Schedule A, and to the references to us under the headings “National Limited Fund Financial Highlights,” “PA Limited Fund Financial Highlights,” and “Experts" in the Proxy Statement/Prospectus which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 4, 2014

Schedule A

Report Dated

Fund Name

Year End Date

May 17, 2013

Eaton Vance Pennsylvania Limited Maturity Municipal Income Fund

March 31, 2013

May 17, 2013

Eaton Vance National Limited Maturity Municipal Income Fund

March 31, 2013